Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 27, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of Pulse Electronics Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2013.  We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (File No. 333-94073), effective October 31, 2003.

/s/GRANT THORNTON LLP
Los Angeles, California
June 27, 2014